EXHIBIT 3.1

ROSS MILLER	Filed in the office of	Document Number
Secretary of State		20080769508-95
204 North Carson Street, Ste 1	/s/ Ross Miller	Filing Date and Time
Carson City, Nevada 89701-4299	Ross Miller	11/25/2008 2:15 PM
(775) 684 5708	Secretary of State	Entity Number
Website: www.nvsos.gov	State of Nevada	C3400-1997

Articles of Conversion (PURSUANT TO NRS 92A.205) Page 1

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion
(Pursuant to NRS 92A.205)

1.	Name and jurisdiction of organization of constituent entity and resulting entity:

AMG OIL LTD.
Name of constituent entity

	NEVADA	CORPORATION
	Jurisdiction	Entity type*

and,

AMG OIL LTD.
Name of resulting entity

	CANADA – FEDERAL	CORPORATION
	Jurisdiction	Entity type*

1.	A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3.	Location of plan of conversion: (check one):

[X]	The entire plan of conversion is attached to these articles.

[ ]	The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.

[ ]	The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330.

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Conversion Page 1
Revised on: 7-1-08
2727481.1

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Conversion (PURSUANT TO NRS 92A.205) Page 2

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

4.            Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn:	Michael Hart, President

c/o:	AMG Oil Ltd.
600 17th Street, Suite 2800 South
Denver, Colorado
U.S.A. 80202-5428

5.	Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240)*:

6.	Signatures – must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a.: general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

AMG OIL LTD.

Name of constituent entity

X /s/ GARTH JOHNSON	CHIEF FINANCIAL OFFICER	NOV. 25, 2008
Signature	Title	Date

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. This statement must be included within the resulting entity’s articles.

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Conversion Page 2
Revised on: 7-1-08
2727481.1

PLAN OF CONVERSION

OF

AMG OIL LTD.
(A Nevada Corporation)

INTO

AMG OIL LTD.
(A Company Organized Under the Laws of the Federal Jurisdiction of Canada)

AMG Oil Ltd., a Nevada corporation (the “Constituent Entity”), hereby adopts the following Plan of Conversion:

1.	The name of the Constituent Entity is: AMG Oil Ltd.

2.	The name of the resulting entity (the “Resulting Entity”) is: AMG Oil Ltd.

3.	The jurisdiction of the law that governs the Constituent Entity is the State of Nevada. The jurisdiction of the law that will govern the Resulting Entity is the federal jurisdiction of Canada.

4.

As soon as is practicable following approval of this Plan of Conversion by the shareholders of the Constituent Entity and all requisite corporate and regulatory action in respect of the Resulting Entity has been taken, the Constituent Entity will cause the conversion of the Constituent Entity into the Resulting Entity (the “Conversion”) to be consummated by the filing of the Articles of Conversion in the office of the Nevada Secretary of State in such form as is required by, and signed in accordance with, the applicable provisions of Chapter 92A of the Nevada Revised Statutes (“NRS”) and the execution and filing of the Articles of Continuance with the Director of Industry Canada. The date of the Certificate of Continuance issued by the Director of Industry Canada shall be the effective date of the Conversion (the “Conversion Date”).

5.	As of the Conversion Date:

(a)

The Constituent Entity shall be converted into the Resulting Entity which shall possess all rights, privileges, powers and franchises of a public nature and a private nature and shall be subject to all restrictions, disabilities and duties of the Constituent Entity.

(b)

The title to all real estate vested by deed or otherwise under the laws of any jurisdiction, and the title to all other property, real and personal, owned by the Constituent Entity, and all debts due to the Constituent Entity on whatever account, as well as all other things in action or belonging to the Constituent Entity, shall in accordance with the NRS be vested in the Resulting Entity without reservation or impairment.

(c)

The Resulting Entity shall have all of the debts, liabilities and duties of the Constituent Entity, but all rights of creditors accruing and all liens placed upon any property of the Constituent Entity up to the Conversion Date shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Entity shall attach to the Resulting Entity and may be enforced against it to the same extent as if it had incurred or contracted such debts, liabilities and duties.

(d)

Any proceeding pending against the Constituent Entity may be continued as if the Conversion had not occurred or the Resulting Entity may be substituted in the proceeding in place of the Constituent Entity.

(e)

Any surplus appearing on the books of the Constituent Entity shall be entered as surplus on the books of the Resulting Entity and all such surplus shall thereafter be dealt by the Resulting Entity in any lawful manner.

(f)

Once the Conversion is completed, the holders of shares of common stock of the Constituent Entity instead will own one common share without par value of the Resulting Entity for each share of common stock held immediately prior to the Conversion. The currently outstanding options to purchase shares of the Constituent Entity's common stock will represent options to purchase an equivalent number of common shares of the Resulting Entity for the equivalent purchase price per share without other action by the Constituent Entity's option holders. Option holders will not have to exchange their options. Option holders who are not shareholders will not have a right to vote on the Conversion.

(g)

The Conversion, if approved, will effect a change in the legal jurisdiction of incorporation of the Constituent Entity as of the effective date thereof, but the Constituent Entity will not, as a result of the change in legal jurisdiction, change its business or operations after the effective date of the Conversion as the Resulting Entity.

(h)

Michael Hart, John Campbell, and Dan Brown will be elected to the board of directors of the Resulting Entity effective as of the Conversion Date. As of the Conversion Date, the election, duties, resignation and removal of the Constituent Entity directors and officers shall be governed by the Canada Business Corporations Act, the Articles of Continuance and the Bylaws of the Resulting Entity.

6.	The full text of the Articles of Continuance and Bylaws of the Resulting Entity are attached hereto as Schedule A and Schedule B, respectively, and each is incorporated herein by this reference.

7.	The Constituent Entity intends that this Plan of Conversion will constitute the complete Plan of Conversion referred to in Section 92A.105 of the NRS.

SCHEDULE A

ARTICLES OF CONTINUANCE

Industry Canada	Industrie Canada	FORM 11 ARTICLES OF CONTINUANCE (Section 187)	FORMULAIRE 11 CLAUSES DE PROROGATION (Section 187)
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

1 —	Name of the Corporation	Dénomination sociale de la	2 —	Taxation Year End
		société		Fin de l’année d’imposition
M D – J
	AMG Oil Ltd.			09 30
3 —	The province or territory in Canada where the registered office is to be	La Province ou le territoire au Canada où se situera le siège social situated

Province of British Columbia
4 —	The classes and the maximum number of shares that the corporation is	Catégories et le nombre maximal d’actions que la société est autorisée à
	authorized to issue	émettre

100,000,000 Common Shares
5—	Restrictions, if any, on share transfers	Restrictions sur le transfert des actions, s’il y a lieu

None
6 —	Number (or minimum and maximum number) of directors	Nombre (ou nombre minimal et maximal) d’administrateurs
Minimum of three (3) and maximum of ten (10)
7 —	Restrictions, if any, on business the corporation may carry on	Limites imposées à l’activité commerciale de la société, s’il y a lieu
None
8 —	(1) If change of name effected, previous name	(1) S’il y a changement de dénomination sociale, indiquer la dénomination sociale antérieure
N/A

	(2) Details of incorporation	(2) Détails de la constitution

The Registrant was incorporated on February 20, 1997 under the name Trans New Zealand Oil Company by filing its Articles of Incorporation with the Secretary of State (Nevada). The Registrant changed its name to AMG Oil Ltd. on July 27, 1998.

9 —	Other provisions, if any	Autres dispositions, s’il y a lieu

See Schedule "A" attached hereto.

Signature /s/ Garth Johnson	Printed Name – Nom en lettres moulées Garth Johnson	10 – Capacity of – En qualité de Chief Financial Officer	11 – Tel. No. – No de tél. (303) 226-5889

FOR DEPARTMENTAL USE ONLY – À L’USAGE DU MINISTÈRE SEULEMENT

IC 3247 (2003/06)

SCHEDULE "A"

The directors of the Corporation may, between annual meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting of the Corporation, but the number of additional directors cannot at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

SCHEDULE B

BYLAWS

AMG OIL LTD.
(a Canada Business Corporations Act corporation)

BY-LAWS

ADOPTED THIS 25thDAY OF NOVEMBER, 2008

AMG OIL LTD.

PART 1

INTERPRETATION

Definitions

1.1	In the by laws, except as the context otherwise requires,

	(a)	Act means the Canada Business Corporations Act, R.S.C. 1985, c. C-44 or any statute substituted therefor, as amended, and the regulations made under it,

	(b)	appoint includes “elect” and vice versa,

	(c)	articles means the articles of the Corporation,

	(d)	board means the board of directors of the Corporation,

	(e)	by laws means this by law and all other by laws of the Corporation,

	(f)	Corporation means the corporation which adopts this by-law,

	(g)	document includes a contract, electronic document or other instrument in writing,

	(h)	instrument of transfer means

(i) such form of transfer as may appear on the back of the share certificate evidencing the share proposed to be transferred, or

(ii) such form of separate transfer document as is in general use or adopted or permitted by the board,

	(i)	meeting of shareholders means an annual or other meeting of shareholders of the Corporation, and a meeting of holders of a class or series of shares in the Corporation, and

	(j)	recorded address means

(i) in the case of a shareholder, the shareholder’s address as recorded in the securities register,

(ii) in the case of joint shareholders, the address appearing in the securities register in respect of their joint holding, or the first address so appearing if there is more than one, and

(iii) in the case of a director, officer, or auditor, the address of the director, officer or auditor recorded in the records of the Corporation.

Interpretation

1.2	In the interpretation of these by laws,

	(a)	a word importing singular number includes the plural and vice versa,

	(b)	a word importing gender includes the masculine, feminine and neuter,

	(c)	a word importing a person includes an individual, a body corporate, a partnership, a trust, an estate and an unincorporated organization, and

	(d)	a word or expression defined in the Act for the purposes of the entire Act has the meaning so defined.

Headings

1.3          The division of a by law into parts and the headings of parts and sections will be considered as for convenience of reference only and will not affect the construction or interpretation of the by law.

PART 2

BUSINESS OF THE CORPORATION

Corporate Seal

2.1          The board may adopt a corporate seal for the Corporation and adopt a new corporate seal in replacement of a corporate seal previously adopted.

Reproduction of Seal

2.2          Any two persons each of whom is the chairperson, the chief executive officer, the president, a vice-president, the secretary or the treasurer may authorize a person engaged by the Corporation to engrave, lithograph or print a document (including a negotiable instrument) on which a reproduction of the signature of a director or officer of the Corporation is, in accordance with the by laws, printed or otherwise mechanically reproduced, to cause the Corporation’s seal to be affixed to the document by the use of an unmounted die reproducing the Corporation’s seal.

Affixation of Seal

2.3          The corporate seal of the Corporation will not be affixed to a document except by or in the presence of

(a)	a person authorized to do so by a by-law or the board, or

(b)

the secretary or an assistant secretary for the purpose of certifying a copy of, or extract from, the articles or by laws of the Corporation, minutes of a meeting or resolution of the shareholders or the board or a committee of the board, or a document executed or issued by the Corporation.

Execution of Documents

2.4          A document requiring execution by the Corporation may be signed on behalf of the Corporation by a person authorized by the board, which authorization may be either generally or for a specific document.

Reproduced Signatures

2.5          A document on which the signature of an officer or director of the Corporation that is, by authority of the board, printed or otherwise mechanically reproduced will be as valid as if the signature had been placed manually by such person and will be so valid notwithstanding that, at the time of the issue or delivery of the document, the person is deceased, has ceased to hold the office giving rise to such person’s authority or is otherwise unable to personally sign the document.

Fiscal Period

2.6          The fiscal period end of the Corporation will be as the board determines.

Voting Rights in Other Bodies Corporate

2.7          To enable the Corporation to exercise voting rights attaching to securities held by the Corporation, any two persons each of whom is the chairperson, the chief executive officer, the president, a vice-president, the secretary or the treasurer may execute and deliver proxies and arrange for the issuance of voting certificates or other evidences of such rights in favour of the person determined by the officers executing such proxies unless otherwise determined by the board.

PART 3

BORROWING AND SECURITY

Borrowing Power

3.1          Without limiting the powers of the Corporation as set forth in the Act, the board may cause the Corporation to

(a)	borrow money on the credit of the Corporation,

(b)	issue, reissue, sell, pledge or hypothecate bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured,

(c)	give a guarantee on behalf of the Corporation to secure performance of an obligation of a person, and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

Delegation of Borrowing Authority

3.2          The board may delegate to a person any or all of the powers conferred on the board by §3.1 to such extent and in such manner as it determines.

PART 4

DIRECTORS

Calling of Meetings

4.1          The chairperson or the president may, and the secretary on the request of a director will, convene a meeting of the board.

Notice of Meeting

4.2          Notice of the time and place of a meeting of the board must be given to each director not less than forty-eight (48) hours before the time when the meeting is to be held, but

(a)	the notice need not specify what matters are to be dealt with at the meeting other than as required by the Act,

(b)	no notice will be necessary if all the directors are present or those who are absent have signified consent to the holding of the meeting, and

(c)

the period for notice of a meeting that begins within forty-eight (48) hours after the appointment or election of a director may be abridged for each such director to a period commencing at the time of such director’s appointment or election.

Quorum

4.3          The board may fix the quorum required for the transaction of business at a meeting of the board and, if not so fixed, the quorum will be a majority of those who are directors at the time of the meeting.

Chairperson of Meeting

4.4          The chairperson of a meeting of the board will be the first of the chairperson, the president (if a director) and the lead director (if appointed) who is present and willing to act as the chairperson, but if no such director so willing is present within 15 minutes after the time appointed for holding the meeting the directors present will choose one of their number to be the chairperson.

Voting

4.5          A question arising at a meeting of the board will be decided by a majority of the votes cast and in the case of an equality of votes the chairperson may not exercise a second or casting vote.

Remuneration and Expenses

4.6          A director will be paid such remuneration for their services to the Corporation as the board determines and will be reimbursed by the Corporation for travelling and other expenses properly incurred in attending a meeting of the board, a committee of the board or a meeting of shareholders.

Additional Remuneration

4.7          Remuneration payable to a director who is also an officer or employee of the Corporation, or who serves the Corporation in a professional capacity, will be in addition to the director’s salary as an officer or employee or professional fees.

PART 5

COMMITTEES

Transaction of Business

5.1          Except as otherwise determined by the board, proceedings of a committee of the board will be governed as follows:

(a)	the powers of the committee may be exercised by a meeting at which a quorum of the committee is present;

(b)	a majority of the members of the committee will constitute a quorum;

(c)	meetings of the committee may be held at any place within or outside of Canada;

(d)	a question arising at a meeting will be determined by a majority of the votes cast and in the case of an equality of votes the chairperson of the meeting will not exercise a second or casting vote;

(e)	the committee may determine when it will hold and adjourn meetings and may elect its chairperson, make rules for the conduct of its business and appoint such assistants as it deems necessary;

(f)	the committee will keep regular minutes of its transactions and report its transactions to the board as required by the board; and

(g)

a waiver of notice of a meeting of a committee may be given in any manner and will be deemed to be given by a director with respect to all business transacted after the director first attends the meeting.

PART 6

PROTECTION OF DIRECTORS AND OTHERS

Contracts with the Corporation

6.1	Subject to the Act,

(a)

no director is, by being a director, or by reason of holding any other office or place of profit under the Corporation or under a person in which the Corporation is a shareholder or is otherwise interested, disqualified from entering into a contract, transaction or arrangement with the Corporation either as vendor, purchaser or otherwise, or from being concerned or interested in any manner in a contract, transaction or arrangement made or proposed to be entered into with the Corporation,

(b)	no such contract, transaction or arrangement is thereby void or liable to be avoided,

(c)	no director is liable to account to the Corporation for profit arising from such office or place of profit or realized by such contract, transaction or arrangement,

(d)	no director is obligated to make a declaration or disclosure of interest or refrain from voting, and

(e)

no contract or transaction is invalid or voidable, and no director is accountable to the Corporation or a shareholder in respect of a contract or transaction, by reason that the director did not disclose any interest.

Limitation of Liability

6.2          Except as otherwise provided in the Act, no director or officer will be liable for

(a)	the acts, receipts, neglects or defaults of any other person, or for joining in a receipt or act for conformity,

(b)	a loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to property acquired by, for, or on behalf of the Corporation,

(c)	the insufficiency or deficiency of a security in which monies of the Corporation are invested or in the security or collateral for a loan of monies of the Corporation,

(d)	a loss or damage arising from the bankruptcy, insolvency or wrongful act of a person with whom money, security or other property of the Corporation is lodged or deposited, or

(e)	any other loss, damage, or misfortune that arises out of the execution of the duties of a director or in relation thereto.

Amplification of Rights

6.3          The provisions of this Part are in amplification of and in addition to, and not by way of limitation of or in substitution for, such rights, immunities and protections as are conferred on a director or officer by law or otherwise.

PART 7

SHARES

Registration of Transfers

7.1          In order to effect a transfer of a share,

(a)	an instrument of transfer must be executed by the registered holder of the share or the holder’s attorney,

(b)	the execution of the instrument of transfer must be attested and validated as reasonably required by the board, and

(c)	there must be delivered to the Corporation’s transfer agent for shares of that class or series or, if there is no such transfer agent, to the registered office of the Corporation,

	(i)	the certificate evidencing the share to be transferred, if one was issued by the Corporation,

	(ii)	the instrument of transfer, and

	(iii)	if the instrument of transfer was executed by the holder’s attorney, evidence of the attorney’s authority satisfactory to the transfer agent or the board.

Separate Instruments of Transfer

7.2          There must be a separate instrument of transfer for each class or series of share proposed to be transferred.

Transfer Fee

7.3          In respect of the registration of a transfer or transmission there must be paid to the Corporation or its transfer agent for such share such fee as the board determines.

Replacement of Certificates

7.4          If a share certificate of the Corporation is worn out, defaced, lost or destroyed, it may be replaced on payment of such charge and on provision of such evidence and indemnity as the board determines.

PART 8

DIVIDENDS AND RIGHTS

Declaration

8.1          The board may, as permitted by law, declare dividends payable to the shareholders according to their respective rights and interests in the Corporation.

Interest

8.2          No dividend will bear interest against the Corporation.

Valuation of Non-Cash Dividends

8.3          The board will determine the value of a dividend not paid in money.

Dividend Cheques

8.4          A dividend payable in money may be paid by cheque of the Corporation or its paying agent to the order of the registered holder of the share on which it is being paid and mailed by prepaid ordinary mail to the holder at the holder’s recorded address or payable to such person and mailed to such address as the holder directs, and the mailing of such a cheque in that manner will, unless it is not paid on presentation, satisfy and discharge the Corporation from the liability for the dividend to the extent of the sum represented by the cheque plus the amount of any tax that the Corporation is required to and does withhold.

Cheques to Joint Holders

8.5          In the case of joint holders, a cheque in payment of a dividend will, unless they otherwise jointly direct, be made payable to the order of all of them and mailed to them at their recorded address.

Non receipt of Cheques

8.6          If a dividend cheque is not received by the person to whom it is so sent or is lost, mutilated or destroyed, the Corporation will issue a replacement cheque for a like amount on provision of such evidence of non receipt, loss, mutilation or destruction and of title, and such indemnity and reimbursement of expense as the board prescribes, whether generally or in a particular case.

Unclaimed Dividends

8.7          A dividend unclaimed for six years after the date of record for its payment will be forfeited and revert to the Corporation.

PART 9

MEETINGS OF SHAREHOLDERS

Chairperson of Meeting

9.1          The chairperson of a meeting of shareholders will be the first of the chairperson, the president, the lead director (if appointed) and the vice-presidents in order of seniority, who is present at the meeting and is willing to act.

Choosing the Chairperson

9.2          If no such individual willing to act is present within 15 minutes after the time fixed for holding the meeting, the persons present and entitled to vote may choose one of their number to be chairperson.

Secretary of Meeting

9.3          If the secretary of the Corporation is absent or unwilling to act, the chairperson will appoint some person, who need not be a shareholder, to act as secretary of the meeting.

Scrutineers

9.4          One or more scrutineers, who need not be shareholders, may be appointed by resolution or by the chairperson with the consent of the meeting.

Meeting By Electronic Means

9.5          The board may determine that a meeting of shareholders called by the board will be held, in accordance with the Act, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

Persons Entitled to be Present

9.6          The only persons entitled to be present at a meeting of shareholders will be those entitled to vote at the meeting, the directors, the auditor of the Corporation and any other person who, although not entitled to vote, is entitled or required to be present under a provision of the Act or the articles or by laws, and any other person may be admitted only on the invitation of the chairperson of the meeting.

Quorum

9.7          A quorum for the transaction of business at a meeting of shareholders is at least two individuals present at the commencement of the meeting holding, or representing by proxy the holder or holders of, shares carrying in the aggregate not less than five percent of the votes eligible to be cast at the meeting.

No Proxy Lodged

9.8          The chairperson of a meeting of shareholders may, subject to regulations made, in the chairperson’s discretion accept such electronically transmitted or other written communication as to the authority of anyone claiming to vote on behalf of and to represent a shareholder notwithstanding that no proxy conferring such authority has been lodged with the Corporation, and votes given in accordance with such electronically transmitted or written communication accepted by the chairperson will be valid and will be counted.

Joint Shareholders

9.9          If two or more of the joint holders of a share are present in person or represented by proxy and vote, the vote of that one of them, or of the proxy holder for that one of them, whose name appears first on the securities register of the Corporation in respect of the share will be accepted to the exclusion of the vote of another, or of the proxy holder for another, of them.

Votes to Govern

9.10        At a meeting of shareholders every question will, except as otherwise required by the articles or by laws, be determined by a majority of the votes cast on it, and in the case of an equality of votes the chairperson of the meeting will not be entitled to a second or casting vote.

Show of Hands

9.11        On a show of hands every person who is present and entitled to vote will have one vote.

Result of Vote on Show of Hands

9.12        Whenever a vote by show of hands is taken on a question then, unless a ballot is required or demanded, a declaration by the chairperson of the meeting that the vote has been carried or carried by a particular majority or not carried, and an entry to that effect in the minutes of the meeting, will be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the question, and the result of the vote so declared will be the decision of the shareholders on the question.

Demand for Ballot

9.13        A demand for a ballot may be withdrawn at any time before the ballot is taken.

Vote by Ballot

9.14        If a ballot is taken each person present will be entitled to one vote, or such other number of votes as the articles provide, in respect of each share that such person is entitled to vote on the question at the meeting, and the result of the ballot so taken will be the decision of the shareholders upon the question.

Poll

9.15        A poll demanded on the election of a chairperson or on a question of adjournment will be taken forthwith, and a poll demanded on any other question will be taken at such time as the chairperson of the meeting directs.

Adjournment

9.16        The chairperson of a meeting of shareholders may, with the consent of the meeting, adjourn the meeting.

Rulings by the Chairperson

9.17        The chairperson of a meeting of shareholders will have regard to accepted rules of parliamentary procedure, and

(a)

the chairperson will have absolute authority over matters of procedure and there will be no appeal from the ruling of the chairperson, but if the chairperson, in the chairperson’s absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure at a meeting of shareholders or part of such meeting, the chairperson will so state and will clearly state the rules under which the meeting or the appropriate part of such meeting will be conducted,

(b)	a dispute as to the admission or rejection of a vote will be determined by the chairperson and the chairperson’s determination will be final and conclusive,

(c)

if disorder arises that prevents continuation of the business of a meeting, the chairperson may quit the chair and declare the meeting to be adjourned, and upon the chairperson’s so doing, the meeting is, notwithstanding §9.16, immediately adjourned to a time and place announced by the chairperson at the time of adjournment or such other time and place described in a notice given not less than seven days before the reconvened meeting to all persons who received notice of the original meeting, and

(d)

subject to §9.6, the chairperson may ask or require anyone who is not a registered shareholder entitled to vote at the meeting or corporate representative or proxyholder representing such a shareholder to leave the meeting.

PART 10

NOTICES

Notice to Joint Shareholders

10.1        If two or more persons are registered as joint holders of a share, a notice must be directed to all of them but need be delivered or addressed only to their recorded address to be sufficient notice to all.

Signature to Notice

10.2        The signature to a notice to be given by the Corporation may be written, stamped, typewritten or printed.

Effective Date of Notice

10.3        Subject to the Act, a notice sent by any means of electronic transmission or any other form of recorded communication will be deemed to have been given on the day when it is transmitted by the Corporation or, if transmitted by another, on the day when it is dispatched or delivered to the appropriate communication company or agency or its representative for dispatch, and a certificate or declaration in respect of any thereof in writing signed by an officer or by an employee of a transfer agent or registrar of the Corporation will be conclusive evidence of the matters therein certified or declared.

Omissions and Errors

10.4        The accidental omission to give a notice to a shareholder, director, officer, or auditor or the non receipt of a notice by any such person or an error in a notice not affecting its substance will not invalidate an action taken at a meeting held pursuant to such notice or otherwise founded on it.

Persons Entitled by Death or Operation of Law

10.5        A person who, by operation of law, transfer, death of a shareholder or any other means, becomes entitled to a share will be bound by every notice in respect of the share that is duly given to the shareholder from whom the person derives title to the share before the person’s name and address is entered on the securities register (whether the notice is given before or after the happening of the event upon which the person becomes so entitled) and before the person furnishes to the Corporation the proof of authority or evidence of entitlement prescribed by the Act.

Waiver of Notice

10.6        Subject to the Act, a shareholder (or the duly appointed proxyholder of a shareholder), director, officer, auditor or member of a committee of the board may at any time in writing waive, or consent to the abridgement of the time for, a notice required to be given to that person under a provision of the Act, the articles, the by laws or otherwise, and such a waiver or consent, if given before the meeting or other event of which notice is required to be given, will cure a default in the giving or in the time of the notice, as the case may be, to that person.

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ENACTED BY THE BOARD OF DIRECTORS OF AMG OIL LTD. ON SEPTEMBER 10, 2008 AND CONFIRMED BY THE SHAREHOLDERS IN ACCORDANCE WITH THE PROVISIONS OF THE CANADA BUSINESS CORPORATIONS ACT ON NOVEMBER 25, 2008.